Exhibit 99.2
Supplemental Financial Data WESCO First Quarter 2011 April 21, 2011

Safe Harbor Statement Note: All statements made herein that are not historical facts should be considered as "forward- looking statements" within the meaning of the Private Securities Litigation Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, debt level, changes in general economic conditions, fluctuations in interest rates, increases in raw materials and labor costs, levels of competition and other factors described in detail in Form 10-K for WESCO International, Inc. for the year ended December 31, 2010 and any subsequent filings with the Securities & Exchange Commission. Any numerical or other representations in this presentation do not represent guidance by management and should not be construed as such.

First Quarter 2011 Results Q1 Outlook Provided First Quarter 2011 Performance First Quarter 2011 Performance Sales growth expected to be at or above 16% (including acquisitions; excluding price and F/X impact) Sales growth up 25% versus prior year; up 7.5% sequentially Gross margin expected to be at or above 19.6% Gross margin of 20.0%, up 20 basis points over prior year Operating margin expected to be at or above 4.1% Operating margin of 4.5%, up 120 basis points versus prior year Tax rate expected to be in the range of 28% to 30% Effective tax rate of 28.4%

Organic Sales Analysis Versus Prior Year ------------------------------------ 2010 ------------------------------------ ------------------------------------ 2010 ------------------------------------ ------------------------------------ 2010 ------------------------------------ ------------------------------------ 2010 ------------------------------------ ------------------------------------ 2010 ------------------------------------ 2011 Q1 Q2 Q3 Q4 Full Year Q1 Consolidated Sales Growth (2.6%) 8.6% 14.9% 17.6% 9.5% 24.6% F/X (1.8%) (1.9%) (0.9%) (0.7%) (1.3%) (1.1%) Acquisitions 0 0 (0.7%) (1.1%) (0.4%) (7.0%) Organic Sales Growth (4.4%) 6.7% 13.3% 15.8% 7.8% 16.5% Management Estimated Price Impact 1.5% 3.0% 2.5% 3.0% 2.5% 3.5%

First Quarter 2011 End Market Comments

Core year-over-year and sequential quarterly sales comparisons

End Market	Q1 2011 vs. Q1 2010	Q1 2011 vs. Q4 2010	Comments
WESCO Consolidated	17.6%	2.5%	• Third consecutive quarter of year-over-year double digit sales organic growth; 2010 Q3 13%; Q4 16%; 2011 Q1 18% • 4% sequential growth in Q1 2011 on equal workdays basis • All six product categories grew double digits for the quarter versus last year, data communication products up 24%
Industrial	21.6%	8.9%	• 12 of 16 Global Account industry verticals grew double digits versus last year • Strong bidding activity continues; Global Accounts opportunity pipeline over $2.0+ billion • Macro indicators point to continued industrial expansion and future capital expenditures
Construction	21.2%	(2.3%)	• Backlog is up 22% over last year and up 9% since year-end • Construction sales to electrical and data contractors grew double digits versus last year • Initial stabilization in non-residential construction market expected in 2011
Utility	(4.6%)	(5.0%)	• Competitive environment remains challenging; outlook for moderate recovery in utility in 2011 • Investor owned utilities increasing bidding activity of MRO and upgrade projects • Sales growth excluding loss of the non-renewal of two utility alliances was up 7% in Q1 versus last year; No further impact from the lost alliances in Q2
Commercial, Institutional, Government (CIG)	17.7%	8.3%	• Sales to government agencies and federal contractors were flat in Q1 • $400+ million government and stimulus opportunity pipeline • Overall spending at municipal, state and federal government levels expected to moderate

Note: Excludes estimated impact of acquisitions.

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Key Financial Metrics Key Financial Metrics Key Financial Metrics 12/31/2010 3/31/2011 Liquidity1 $338 million $354 million Full Year and Quarterly Free Cash Flow $112 million $26 million Financial Leverage (Par Value Debt with Reported EBITDA) 3.9x 3.4x Financial Leverage (Pro Forma including TVC TTM EBITDA) 3.5x 3.1x ($Millions) Outstanding at December 31, 2010 Outstanding at December 31, 2010 Outstanding at March 31, 2011 Outstanding at March 31, 2011 DebtMaturity Schedule DebtMaturity Schedule AR Securitization (V) $370 $345 $345 2013 Inventory Revolver (V) $0 $3 $3 2013 Real Estate Mortgage (F) $39 $39 $39 2013 2017 Bonds (F) $150 $150 $150 2017 2029 Convertible Bonds (F) $345 $345 $345 2029 (No Put) Other (F) $5 $4 $4 N/A Total Debt $909 $886 $886 Capital Structure V = Variable Rate Debt F = Fixed Rate Debt 1 Asset-backed facilities total availability plus invested cash

Convertible Debt as of March 31, 2011 GAAP vs. Non-GAAP Debt Reconciliation Non-Cash Interest Expense Schedule ($ millions) ($ millions) ($ millions) ($ millions) ($ millions) Year 2029 Bond 2011 $2.4 2012 $2.7 2013 $3.1 Convertible Debentures(000s) Convertible Debentures(000s) Convertible Debentures(000s) Convertible Debentures(000s) Convertible Debentures(000s) Convertible Debentures(000s) Convertible Debentures(000s) Convertible Debentures(000s) Maturity Par Value of Debt Debt Discount Debt per Balance Sheet 2026 $ 221 $ (5) 216 2029 $ 345,000 $ (177,816) $ 167,184 Total $ 345,221 $ (177,821) $ 167,400

Convertible Debt and SARs/Options EPS Dilution Weighted Average Quarterly Share Count Weighted Average Quarterly Share Count Weighted Average Quarterly Share Count Weighted Average Quarterly Share Count Stock Price Incremental Shares from2029 Convertible Debt(in millions)3 Incremental Shares from SARs/Option Awards(in millions) Total Diluted Share Count (in millions)4 $50.00 5.05 1.22 49.33 Q1 2011 Average ($57.53) 5.96 1.42 50.43 $60.00 6.20 1.47 50.73 $75.00 7.35 1.90 52.32 $100.00 8.50 2.29 53.85 2029 Convertible Debt Details 2029 Convertible Debt Details Conversion Price $28.8656 Conversion Rate 34.6433 1 Underlying Shares 11,951,939 2 Footnotes: Footnotes: Footnotes: 2029 Convertible Debenture 1 1000/28.8656 2 $345 million/28.8656 3 (Underlying Shares x Avg. Quarterly Stock Price) minus $345 millionAvg. Quarterly Stock Price (Underlying Shares x Avg. Quarterly Stock Price) minus $345 millionAvg. Quarterly Stock Price 4 Basic Share Count of 43.06 million shares Basic Share Count of 43.06 million shares

Q2 Outlook Category Q2 2011 Expectations Sales Growth Expected to be at or above 21% YOY including acquisitions; pricing and F/X rates assumed consistent with Q1 levels Gross Margins Expected to be at or above 19.6%, up 30 basis points versus prior year; Q2 down sequentially due to seasonal business mix Operating Margins Expected to be at or above 4.8% Tax Rate Expected to be approximately 30%

2011 Full Year Outlook Category 2011 Expectations(Provided January 27, 2011) Revised 2011 Expectations(April 21, 2011) Sales Growth Expected to be at or above 12% including acquisitions but excluding pricing and F/X impact Expected to be at or above 17% including acquisitions; Pricing and F/X rates assumed consistent with Q1 levels Gross Margins N/A Expected to be at or above 19.7% Operating Margins Expected to be at or above 4.7% Expected to be at or above 4.9% Effective Tax Rate Expected to be in the range of 28% to 30% Expected to be in the range of 29% to 30% Cash Flow Expected to be at least 80% of net income No change